Exhibit 1.01

EXECUTION COPY

KELLOGG COMPANY

2.875% Senior Notes due 2008

Underwriting Agreement

May 29, 2003

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
As representatives of the Several Underwriters
c/o J.P. Morgan Securities Inc.
270 Park Avenue New York, New York 10017

Ladies and Gentlemen:

     Kellogg Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 2.875% Senior Notes due 2008 having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of March 15, 2001 between the Company and BNY Midwest Trust Company, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1 thereto, dated as of March 29, 2001 (as so supplemented, the “Indenture”).

     1.     Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-72312), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the

Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement, if any, specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective, and, if later, the date of filing of the Company’s most recent Annual Report on Form 10-K.

     2.     Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters named in Schedule 1 hereto, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to 99.618% of the principal amount thereof plus accrued interest, if any, from June 5, 2003 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

          (b) Payment for and delivery of the Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, Chicago, Illinois at 9:00 A.M., Chicago time, on June 5, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

          (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities

(collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 12:00 P.M., Chicago time, on the business day prior to the Closing Date.

     3.     Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a)  Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

     (b)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when read together with the other information in the Registration Statement and the Prospectus, at the time filed did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c)  No Material Adverse Effect. Neither the Company nor any of its subsidiaries (collectively, the “Subsidiaries”) has sustained, since the date of the latest financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, any material loss or interference with its business that is material to the business of the Company and the Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development that would reasonably be likely to result in a material adverse change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business (a “Material Adverse Change”), in each case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

     (d)  Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify, to have been duly incorporated or to be in existence or good standing would not have a Material Adverse Effect.

     (e)  Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law or are immaterial to the Company’s ability to control such Subsidiary) are or, at the Closing Date will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) as described in the Prospectus and (ii) for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and the Subsidiaries taken as a whole.

     (f)  Due Authorization. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (g)  The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

     (h)  The Securities. The Securities have been duly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered as provided herein, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability .

     (i)  Descriptions of Documents. The Indenture and the Securities will each conform, in all material respects, to the descriptions thereof in the Registration Statement and the Prospectus.

     (j)  No Violation or Default. The issue and sale of the Securities and the compliance by the Company and the Subsidiaries, as applicable, with all of the provisions of the Securities, the Indenture, this Underwriting Agreement and the consummation of the transactions contemplated herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except where any such conflict, breach, violation, default, creation or imposition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Subsidiaries to perform their respective obligations hereunder; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company, or the charter or bylaws of any of Kellogg USA Inc., Kellogg Company of Great Britain Limited or Keebler Foods Company (collectively, the “Significant Subsidiaries”); nor will such action result in any violation of the provisions of any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except where any such violation (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Subsidiaries to perform their respective obligations hereunder.

     (k)  No Consents Required. No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by the Indenture and this Underwriting Agreement, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date or as may be required by the securities or blue sky laws of the various states, the Securities Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered.

     (l)  Legal Proceedings. Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (m)  PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP, who have audited certain financial statements of each of the Company and its subsidiaries and delivered their reports with respect to the audited financial statements of each of the Company and its subsidiaries, are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

     (n)  Financial Statements. The financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of each of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions “Selected Consolidated Financial Data” and “Capitalization” in the Prospectus fairly present in all material respects, the information included therein.

     (o)  Compliance with Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

     (p)  Title to Intellectual Property. The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not reasonably be expected to have a Material Adverse Effect or as set forth in or contemplated in the Prospectus; and none of the Intellectual Property, to the knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other person to the extent that such conflict has or would reasonably be expected to have a Material Adverse Effect.

     (q)  Investment Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (r)  No Stabilization. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might reasonably be expected to cause or constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (s)  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     4.     Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a)  Filings with the Commission. The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act on the second day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second day succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

     (b)  Delivery of Copies. The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, during the Prospectus Delivery Period as many copies of the Prospectus and any amendments and supplements thereto as they may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

     (c)  Amendments or Supplements. The Company will not amend or supplement the Prospectus, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided, however, that, prior to the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), the Company will not file any document under the Exchange Act that is incorporated by reference into the Prospectus unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference into the Prospectus shall have been filed with the Commission.

     (d)  Notice to the Representatives. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (e)  Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     (f)  Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject or subject themselves to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (g)  Book-Entry; Exchange Listing. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, Clearstream and Euroclear. The Company will use its reasonable best efforts to cause the Securities to be listed on the Luxembourg Stock Exchange.

     (h)  Clear Market. The Company will not during the period from the date hereof through and including the Closing Date, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities and commercial paper).

     (i)  No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (j)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

     (k)  Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

     (l)  Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

     5.     Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a)  Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of this Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of this Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

     (b)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

     (c)  No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrade), its rating of the Company’s debt securities.

     (d)  No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement, or, if earlier, the dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to market the Securities as contemplated by this Agreement and the Prospectus.

     (e)  Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, (i) the representation set forth in Section 3(a) hereof is true and correct, (ii) the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

     (f)  Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

     (g)  Opinion of In-House Counsel for the Company. Gary H. Pilnick, Vice President and Deputy General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

     (h)  Opinion of Counsel for the Company. Kirkland & Ellis, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

     (i)  Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (j)  No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

     (k)  Clearance. The Securities shall be eligible for clearance and settlement through The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank S.A./NV, as operator of the Euroclear System.

     (l)  Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     6.     Indemnification and Contribution.

     (a)  Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

     (b)  Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information identified in this Underwriting Agreement as being provided by the Underwriters.

     (c)  Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d)  Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e)  Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f)  Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     7.     Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market or minimum prices shall have been established on the New York Stock Exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or by European Union authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or a member of the European Union of a national emergency or war or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

     8.     Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in this Underwriting Agreement that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

     (b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     9.     Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the copying and distribution of the Indenture and the preparation of the certificates representing the Securities; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any Preliminary Prospectus Supplement and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the securities or blue sky laws of such jurisdictions as the Representatives may designate (including filing fees) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee, including any paying agent, and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) any fees and expenses payable in connection with the initial and continued listing of the Securities on the Luxembourg Stock Exchange, and the fees and expenses of a Luxembourg listing and paying agent; (xii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.; and (xiii) all other costs and expenses incurred by the Company incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 9 and Section 6, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

     (b)  If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     10.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     11.     Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     12.     Information Provided by Underwriters. At Closing, the Underwriters will deliver a letter to the Company acknowledging the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus.

     13.     Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     14.     Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

     (b)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6702); Attention: Transaction Execution Group. Notices to the Company shall be given to it at One Kellogg Square, Battle Creek, MI 49016-3599, (fax: 269-565-1266); Attention: Deputy General Counsel, or if different, to the address set forth in this Underwriting Agreement.

     (c)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d)  Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (e)  Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     (f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

KELLOGG COMPANY

By /s/ John A. Bryant

Title: Executive Vice President and Chief Financial Officer

Accepted: May 29, 2003

J.P. MORGAN SECURITIES INC. BANC OF AMERICA SECURITIES LLC BARCLAYS CAPITAL INC. DEUTSCHE BANK SECURITIES INC

By: J.P. MORGAN SECURITIES INC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto

By /s/ Carl Mehldau

Authorized Signatory

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$120,000,000
Banc of America Securities LLC	120,000,000
Barclays Capital Inc.	120,000,000
Deutsche Bank Securities Inc.	120,000,000
Bank of Nova Scotia	5,000,000
HSBC Capital Markets	5,000,000
SunTrust Capital Markets, Inc.	5,000,000
Williams Capital Group	5,000,000

Total	$500,000,000

S-1

Schedule 2

     Certain Terms of the Securities:

Title of Securities: 2.875% Senior Notes due 2008

Aggregate Principal Amount of Securities: $500,000,000

Maturity Date: June 1, 2008

Interest Rate:	2.875%

Interest Payment Dates:	December 1 and June 1, commencing December 1, 2003

Record Dates:	November 15 and May 15

Redemption Provisions:	Optional Redemption; Make whole, T + 15 basis points

S-2

Annex A

[Form of Opinion of Gary H. Pilnick, Vice President and Deputy General Counsel of the Company]

     1.     The Company and each of the Significant Subsidiaries are existing and in good standing under the general corporation laws of their respective jurisdictions of incorporation and are qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (in each case to the extent such jurisdictions recognize such concepts), except those in which the failure to be so existing or qualified would not reasonably be expected to have a Material Averse Effect, and have the corporate power necessary to own and lease their respective properties and to conduct their respective businesses as described in the Prospectus.

     2.     All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly by the Company, to my knowledge, free and clear of all liens, claims and encumbrances, except for (i) a lien on the stock of Kellogg (Deutschland) GmbH and (ii) such liens, claims and encumbrances that are immaterial to the Company and its Subsidiaries taken as a whole.

     3.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4.     The Indenture has been duly authorized, executed and delivered by the Company.

     5.     The Securities are in the form established pursuant to the Indenture, have been duly authorized, executed and delivered by the Company, and are entitled to the benefits of the Indenture.

     6.     The execution and delivery of the Underwriting Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) by the Company and the consummation of the transactions contemplated thereby (including the sale by the Company of the Securities to you in accordance with this Underwriting Agreement) do not (i) violate the charter or by-laws of the Company, (ii) constitute a material violation by the Company of any provision of any law or statute or any order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Significant Subsidiaries or any of their properties (except that I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation) or (iii) to my actual knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the property or assets of the Company or any Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any property or assets of the Company or any Significant Subsidiary is subject, except for in the cases of items (ii) and (iii) any such violation, breach or default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to perform its obligations under the Transaction Documents.

     7.     The Company was not required to obtain any consent, approval, authorization or order of, or make any registration, filing or qualification with, any court or governmental agency or body for the issuance, delivery and sale of the Securities under the Transaction Documents or the consummation of the other transactions contemplated by the Indenture or the Underwriting Agreement, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or blue sky laws of the various states (and the rules and regulations thereunder) or of any jurisdiction outside the United States, as to which I express no opinion in this paragraph.

     8.     Such counsel has no knowledge of any legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture; and I have no knowledge that any such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     9.     Such counsel has no knowledge about any legal or governmental proceeding that is pending or threatened against the Company that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. Such counsel has no knowledge about any contract to which the Company is a party or to which any of its property is subject that has caused such counsel to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

     I, or members of my staff have examined various documents, as indicated above, and participated in conferences with your representatives, your counsel and representatives of the independent accountants of the Company during which disclosures in the Registration Statement were discussed. However, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement and I make no representation that the actions taken in connection with the preparation of the Registration Statement or Prospectus

(including the actions described in the preceding sentence) were sufficient to cause the Registration Statement or Prospectus to be accurate, complete or fair.

     Subject to the foregoing, I can, however, advise you that nothing has come to my attention that has caused me to conclude that (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, I can confirm that the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial date included or incorporated by reference therein or omitted therefrom, as to which I express no opinion) appear on their face to be responsive as to form in all material respects to the requirements of Form S-3 and the documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, appear on their face to be responsive as to form in all material respects with the requirements of the Exchange Act; provided, that in making the statement in this sentence, I am not expressing any opinion as to the adequacy of the disclosure contained in the Registration Statement or the Prospectus or as to compliance with any prohibition against fraud or misrepresentation.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion of Gary H. Pilnick described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

[Form of Opinion of Kirkland & Ellis, Counsel for the Company]

     1.     A member of the Commission’s staff has advised us by telephone that the Commission’s Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on November 2, 2001 (the “effective date”) and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. Section 309(a) of the Trust Indenture Act provides that the Indenture shall be deemed to have been qualified under that Act when the Registration Statement became effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     2.     The Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

     3.     The Securities, assuming the due execution and delivery thereof by the Company and payment therefor by the Underwriters, are valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and are enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

     4.     The information in the Prospectus under the heading “United States Federal Tax Considerations” to the extent that it summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

     5.     The Indenture and the Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     6.     The Company is not, and immediately after the sale of the Securities to the Underwriters and application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently

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verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraphs 4 and 5 above.

     We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by the Company to prepare the periodic reports, proxy statements, or other materials incorporated in the Prospectus or Registration Statement, and our knowledge about these materials is limited.

     Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, we can confirm that the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial date included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appear on their face to be responsive as to form in all material respects to the requirements of Form S-3; provided, that in making this statement in this sentence, we are not expressing any opinion as to the adequacy of the disclosure contained in the Registration Statement or the Prospectus or as to compliance with any prohibition against fraud or misrepresentation.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion of Kirkland & Ellis described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

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